                                LOAN AGREEMENT


    THIS LOAN AGREEMENT (this "Agreement"), dated as of November 12, 1998, is entered into between ALLEGIANT BANCORP, INC., a Missouri corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                                    RECITALS

    A. The Borrower desires to borrow from the Bank, and the Bank desires to loan to the Borrower, a principal sum up to Fifteen Million Six Hundred Fifty Thousand and 00/100 Dollars ($15,650,000), all in accordance with the terms, subject to the conditions and in reliance on the representations, warranties and covenants set forth herein and in the other documents and instruments entered into or delivered in connection with or relating to the loans contemplated by this Agreement (collectively, including this Agreement, the "Loan Documents").

    B. As collateral security for such extension of credit, the Borrower has agreed to grant to the Bank a security interest in 100% of the capital stock of Allegiant Bank, a Missouri state bank ("Allegiant Bank" or, the "Subsidiary").

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

                                    ARTICLE I
                                 LOANS AND NOTES

    SECTION 1.1   THE LOANS.  (a) The Bank agrees to extend a loan (the "Term
                  ---------
Loan") to the Borrower in the principal amount of Thirteen Million Six Hundred Fifty Thousand and 00/100 Dollars ($13,650,000), to be evidenced by two Term Notes (as defined below), and secured by the Pledge Agreement (as defined below) in accordance with the terms and subject to the conditions set forth in this Agreement, the Term Notes, the Pledge Agreement and the other Loan Documents.

         (b) The Bank further agrees to extend a revolving line of credit (the "Revolving Loan" and, collectively with the Term Loan, the "Loans") to the Borrower in the principal amount of Two Million and 00/100 Dollars ($2,000,000) to be evidenced by the Revolving Note (as defined below), and secured by the Pledge Agreement in accordance with the terms and subject to the conditions set forth in this Agreement, the Revolving Note, the Pledge Agreement and the other Loan Documents. Subject to the terms and conditions of this Agreement and the Revolving Note, the Bank shall make disbursements of the Revolving Loan to Borrower on a revolving basis (each such disbursement of the proceeds of the Revolving Loan being referred to as a "Disbursement" and all such Disbursements, including disbursements of the Term Loan, being collectively referred to as the "Disbursements"), from time to time, prior to the one year anniversary of the date of this agreement (the "Revolving Maturity Date"). Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow such sums from the Bank. As a condition precedent to the Bank's obligation to make any Disbursement, the Borrower must deliver to the Bank and the Bank must receive from the Borrower a request for such Disbursement in writing on or before noon on the business day prior to the business day on which the Borrower desires to receive such Disbursement. Such written request for a Disbursement must include whether the Borrower elects to set the interest rate for the Disbursement at the Euro-Dollar Rate (as defined below) or the Prime Rate (as defined below) and the duration of the repayment term applicable thereto. If the repayment term of a Disbursement is less than thirty (30) days, the interest rate for the Disbursement shall be at the Prime Rate. If the repayment term of a Disbursement is greater than thirty (30) days, then the Borrower may elect to set the interest rate at the Euro-Dollar Rate or the Prime Rate, provided, however, that a Disbursement bearing interest at the Euro-Dollar Rate shall have a fixed repayment term of 30, 60 or 90 days (the "Euro-Dollar Interest Rate Period"), and provided further that any Disbursement bearing interest at the Euro-Dollar Rate shall be at least $250,000 and in $100,000 increments in excess of such minimum amount. If such request is timely received by the Bank and the other conditions precedent to the making of a Disbursement set forth in this Agreement are satisfied, the Bank shall release the requested funds to the Borrower or its designee on the next business day, provided, however, that in no event shall the Bank be obligated to release funds to the Borrower in an amount which, when added to the total amount of the then outstanding principal balance under the Revolving Note, would cause the total outstanding principal balance of the Revolving Loan to exceed $2,000,000 (the "Maximum Availability"). In the event that a Disbursement request is received by the Bank after noon on any business day, it shall be deemed to have been received on the next business day. Each request for a Disbursement shall be accompanied by evidence satisfactory to the Bank, in its sole and absolute discretion, that such request has been duly and validly authorized, executed and delivered. Each Disbursement shall be evidenced by the Revolving Note. If, at any time, the outstanding principal balance under the Revolving Note exceeds the Maximum Availability, the Borrower will immediately pay the amount of such excess to the Bank.

    SECTION 1.2   NOTES EVIDENCING BORROWING.  The Term Loan shall be
                  --------------------------
evidenced by two promissory notes in the forms attached as Exhibit A and Exhibit B (individually, a "Term Note" and collectively, the "Term Notes") executed by the Borrower. One Term Note shall be in the principal amount of Ten Million Four Hundred Thousand and 00/100 Dollars ($10,400,000), and the second Term Note shall be in the principal amount of Three Million Two Hundred Fifty Thousand and 00/100 Dollars ($3,250,000). As a condition precedent to make a disbursement under the respective Term Note, the Bank must receive a written request for the disbursement on or before noon on the business day prior to the business day on which the Borrower desires to receive the principal under the respective Term Note, provided however, that the Bank shall have no obligation to make any disbursement under the first Term Note at any time after November 30, 1998 or under the second Term Note at any time after December 31, 1998. Disbursements under the Revolving Loan shall be evidenced by a promissory note in the form attached as Exhibit C (the "Revolving Note") executed by the Borrower in the principal amount of Two Million and 00/100 Dollars ($2,000,000). The term "Notes" as used in this Agreement shall include the two

Term Note and the Revolving Note and each promissory note delivered in substitution or exchange therefor.

    SECTION 1.3   INTEREST RATE AND PAYMENTS.  (a) The Borrower shall pay
                  --------------------------
interest on amounts outstanding under the Notes as described herein and as provided in the form of the Term Notes attached as Exhibit A and Exhibit B and the Revolving Note attached as Exhibit C.

         (b) The amounts outstanding from time to time under the Term Notes shall bear interest calculated on the actual number of days elapsed on the basis of a 360 day year, at a rate equal to 175 basis points in excess of the "Cost of Funds" (the "Term Loan Interest Rate") on the respective date that funds are disbursed to the Borrower under the two Term Notes (with respect to each of the two Term Notes, the respective "Term Loan Disbursement Date").
For purposes of this Agreement, the Cost of Funds shall mean the yield on three year U.S. Treasury Notes plus the corresponding swap spread, each as determined by Bloomberg Financial Commodities News as of the Term Loan Disbursement Date. Interest shall thereafter be payable quarterly, commencing on January 1, 1999, and continuing on the first day of each April, July, October and January thereafter, with a final payment of all outstanding amounts due under the Term Notes, including, but not limited to principal, interest and any other amounts owing under this Agreement, if not sooner paid, on the third anniversary of the Closing Date. No amount of principal repaid under either Term Note may be borrowed again. Principal payments shall be due and payable under the first Term Note as follows:

                  ON OR BEFORE                  AMOUNT
                  ------------                  ------
                  October 1, 1999               $  500,000
                  October 1, 2000               $  500,000
                  October 1, 2001               $1,000,000
                  The third anniversary         The remaining balance
                  of the Closing Date

The principal under the second Term Note shall be due and payable at the third anniversary of the Closing Date.

         (c) Interest for the Revolving Note shall be computed on the actual number of days elapsed on the basis of a 360-day year on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date of borrowing until payment at a rate equal to either the rate of interest referred to by the Bank from time to time as its prime rate (the "Prime Rate") or the rate which is 200 basis points in excess of the London Interbank Offered Rate (the "Euro-Dollar Rate"), as selected by the Borrower upon Disbursement. The London Interbank Offered Rate (the "LIBOR") shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/8 of 1%) at which deposits in dollars are offered by the Euro-Dollar Lending Office of the Bank to other prime banks in the London interbank market at approximately 11:00 a.m. London Time, on the first day of such Euro-Dollar Interest Rate Period in an amount approximately equal to the aggregate principal amount of the Disbursement to which such Euro-Dollar Interest Rate Period is to apply and for a period of time comparable to such Euro-Dollar Interest Rate Period

                  (i) All new Disbursements and all outstanding Revolving Loan amounts shall be subject to the Prime Rate unless the Borrower provides notice of its exercise of the Euro-Dollar Rate with respect to such Disbursement. The Bank shall not be obligated to give notice of any change in the Prime Rate. Interest payable on any Disbursement at the Prime Rate shall be payable monthly, on the first day of each month, commencing on the first day of the first month beginning after the date of this Agreement.

                  (ii) Interest payable on any Disbursement at the Euro-Dollar Rate for any Euro-Dollar Interest Rate Period shall be due and payable at the end of the applicable Euro-Dollar Interest Rate Period. Disbursements bearing interest at Euro-Dollar Rate may not be prepaid prior to the expiration of the applicable Euro-Dollar Interest Rate Period, notwithstanding anything to the contrary in the Agreement, without the prior written consent of the Bank.

                  (iii) The Bank's obligation to make any Disbursement at the Euro-Dollar Rate shall be conditioned on all of the following:

                     (A) No Default shall be in existence at the time of the Borrower's election to utilize a Euro-Dollar Rate for a Disbursement or as of the date of such Disbursement;

                     (B) No portion of a Disbursement to which the Euro-Dollar Rate applies is subject to an existing Euro-Dollar Interest Rate Period, unless such election applies to the Euro-Dollar Business Day (any day on which commercial banks are open for business in London and Chicago) following the last day of the current Euro-Dollar Interest Rate Period or later;

                     (C) The Bank shall not have determined, which determination shall be made in the Bank's absolute and sole discretion, that:
(a) the Bank is unable to ascertain the LIBOR rate for any reason, or (b) the Euro-Dollar Rate will not, due to a change in any law, rule, regulation, directive, treaty, interpretation or guideline, adequately and fairly reflect the cost to the Bank of making available or maintaining the Euro-Dollar Rate with respect to the principal amount of such election; and

                     (D) no portion of the interest to accrue during the Euro-Dollar Interest Rate Period would, upon the advice of the Bank's legal counsel, be deemed to exceed the maximum allowed by law.

                  (iv) If any new or existing statute, treaty or regulation (including any regulation promulgated by the Board of Governors of the Federal Reserve System (the "FRS") or the Office of the Comptroller of the Currency), or any interpretation thereof by any governmental authority charged with the administration thereof, or any action by any central bank or other fiscal authority having jurisdiction over the Bank or the Revolving
Loan (or any part thereof), impose, modify, or deem applicable any tax or any reserve and/or special deposit requirement against any assets held by, or deposits in or for the amount of any Disbursement by the Bank (or any branch or affiliate of the Bank involved in transactions under or contemplated by the Revolving Note), except for such matters which have resulted in a change in the Euro-Dollar Rate pursuant to the definition of Euro-Dollar Rate contained herein, or any similar measure shall result in a reduction in the amount of principal or interest receivable by the Bank with respect to the Revolving Loan or an increase in the cost to the Bank with respect to the amount of principal or interest receivable by the Bank with respect to the Disbursement or an increase in the cost to the Bank of funding the Disbursement in the LIBOR market (whether or not such Disbursement is actually so funded) or engaging in any other transaction material to the maintenance of the Revolving Loan with interest thereon based on the Euro-Dollar Rate (such reduction in amounts receivable or increases in costs being hereinafter referred to as "Costs"), the Borrower shall fully indemnify the Bank for all such Costs and shall compensate the Bank as of the end of each period for which the Euro-Dollar Rate has been determined during which such measures were in effect for the Costs incurred during such period. All such Costs shall be determined by the Bank and a statement thereof showing how the Costs were calculated shall be sent by the Bank to the Borrower when such Costs have been determined, and such determinations shall be conclusive and binding on the Borrower in the absence of manifest error, but the Bank shall, as promptly as practicable, notify the Borrower of the existence of any event which would (if interest were to be accrued based on the Euro-Dollar Rate) require reimbursement by the Borrower of Costs incurred by the Bank. The Borrower shall have the right to audit the Bank's calculation of costs. The obligations set forth in this provision shall survive repayment of the amounts due under this Agreement and the Notes. If the Bank demands compensation under this Section, the Borrower may repay in full its then-outstanding Revolving Loans borrowed at the Euro-Dollar Rate, together with all accrued and unpaid interest thereon to the date of repayment, without penalty therefor. Concurrently with repaying such Revolving Loans pursuant to this Section, the Borrower may receive from the Bank a Disbursement at the Prime Rate in an equal principal amount and, if the Borrower so elects, the Bank shall make such a Disbursement at the Prime Rate to the Borrower.

                  (v) In the event the Borrower has not properly elected a new Euro-Dollar Interest Period for any Disbursement prior to the expiration of the Euro-Dollar Interest Rate Period then in effect for such Disbursement, then, upon expiration of the Euro-Dollar Interest Rate Period then in effect, the interest rate for such Disbursement shall revert to the Prime Rate until such time as the Borrower provides notice to the Bank of the election of a new Euro-Dollar Interest Rate Period in the manner, and subject to the limitations, set forth in this Section. The Bank shall have no obligation to inform the Borrower of the potential for reversion to the Prime Rate.

                  (vi) The outstanding principal, interest, and any other amounts owing under the Revolving Note must be paid in full on the Revolving Maturity Date.

         (d) If any payment to be made by the Borrower hereunder shall become due on a Saturday, Sunday or bank holiday under the laws of the State of Illinois, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

         (e) Any amount of principal, interest, prepayment penalties (pursuant to Section 1.3(g)), expenses (pursuant to Section 1.5) or any commitment fee (pursuant to Section 1.7) payable hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise shall bear interest payable on demand at an interest rate equal at all times to two percent (2%) above the interest rate otherwise applicable to outstanding principal amounts under the corresponding Note.

         (f) All payments received by the Bank from or on behalf of the Borrower shall first be applied to amounts due under Section 1.5, second to accrued interest under the Notes, and then to principal amounts outstanding under the Notes; provided, however, that after the date on which the final payment of principal with respect to the either of the Loans is due, or following and during any Default (as defined below), all payments received on account of the Borrower's Liabilities (as defined below) shall be applied in whatever order, combination and amounts as the Bank, in its sole and absolute discretion, decides, to all costs, expenses and other indebtedness owing from the Borrower to the Bank.

         (g) Prepayments of principal amounts of the Term Loan are subject to the following conditions:

                  (i) Not less than thirty (30) days prior to the date upon which the Borrower desires to make such prepayment, Borrower shall deliver to the Bank written notice of its intention to prepay, which notice shall be irrevocable and state the prepayment amount and the prepayment date (the "Prepayment Date").

                  (ii) The Borrower shall pay to the Bank, concurrently with such prepayment all accrued and unpaid interest on such amount plus a prepayment premium (the "Prepayment Premium") equal to the Yield Amount. The "Yield Amount" shall be the amount calculated as follows:

                       (A) There shall first be determined, as of the Prepayment Date, the amount, if any, by which the applicable interest rate on the amount being prepaid exceeds the yield to maturity percentage (the "Current Yield") for the United States Treasury Note closest in maturity to the maturity of the Term Loan (the "Treasury Note") as published in The Wall Street Journal on the fifth business day preceding the Prepayment Date. If publication of
(1) The Wall

Street Journal or (2) publication of the Current Yield of the Treasury Note in The Wall Street Journal is discontinued, the Bank, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Current Yield;

                       (B) The difference calculated pursuant to clause (A) above shall be multiplied by the outstanding principal amount being prepaid;

                       (C) The product calculated pursuant to clause (B) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (1) the number of days from and including the Prepayment Date to and including the maturity of the Term Loan, by (2) 365; and

                       (D) The sum calculated pursuant to clause (C) above shall be discounted at the annual rate of the Current Yield to the present value thereof as of the Prepayment Date, on the assumption that said sum would be received in equal monthly installments on each monthly anniversary of the Prepayment Date prior to the maturity date of the Term Loan, with the final such installment to be deemed received on the maturity date of the Term Loan; provided, however, that the Borrower shall not be entitled in any event to a credit against, or a reduction of, the indebtedness being prepaid if the Current Yield exceeds the applicable interest rate or for any other reason.

         (h) The Borrower will pay to the Bank in immediately available funds, at its office at the address specified in Section 6.3, or such other address as the Bank shall specify in writing, all amounts payable to it under the terms of the Notes then held by the Bank, without any presentation of such Notes. The Bank may, if it so determines, make notation of each payment of principal on the Notes, and it will promptly make such notation if the Borrower shall so request. The Bank may also, if it so determines, make notation on the face of the Notes or elsewhere of any modification, amendment, alteration, guaranty or assumption of the Notes. The aggregate unpaid principal amount shown on the face of, or elsewhere on, the Notes shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Notes. The failure to record any such amount on such schedule, however, shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes.

    SECTION 1.4   COLLATERAL.  The Borrower's obligations under this
                  ----------
Agreement, the Notes, the Pledge Agreement and any other Loan Documents (collectively, the "Borrower's Liabilities") shall be secured by a pledge of 100% of the capital stock of Allegiant Bank pursuant to the terms of a Pledge and Security Agreement dated as of the Closing Date between the Borrower and the Bank (the "Pledge Agreement") in the form attached as Exhibit D.

    SECTION 1.5   EXPENSES.  Whether or not the Loans are made, the Borrower
                  --------
shall: (a) pay all reasonable costs and expenses of the Bank incident to the transactions contemplated by this Agreement, including, but not limited to, all costs and expenses, incurred in connection with the negotiation, preparation and execution of this Agreement, or in connection with any modification, amendment, alteration or enforcement of any terms of the Loan Documents, including, but not limited to, the Bank's out-of-pocket expenses and the charges of and disbursements to counsel retained by the Bank; and (b) pay and save the Bank and all other holders of the Notes harmless against any and all liability with respect to amounts payable as a result of: (i) any stamp or other similar taxes, but excluding taxes on income earned by the Bank, which may be determined to be payable in connection with the execution and delivery of, or any modification, amendment or alteration of, the terms or provisions of any of the Loan Documents; and (ii) any interest or penalties resulting from nonpayment or delay in payment of such expenses, charges, disbursements, liabilities or taxes. The obligations of the Borrower under this Section 1.5 shall survive the repayment in full of the Notes.

    SECTION 1.6   THE CLOSING.  The execution of this Agreement and the
                  -----------
delivery of the required supporting documents (the "Closing") will be made at the offices of the Bank, at the address specified in Section 6.3, on November 10, 1998 at 10:00 a.m., Chicago, Illinois, time (the "Closing Date").

    SECTION 1.7   COMMITMENT FEE. There shall be no commitment fee for the
                  --------------
Term Loan. A commitment fee shall be payable for the Revolving Loan in quarterly installments on each of the first day of January, April, July, 1999 and on the Revolving Maturity Date, in an amount equal to one quarter (1/4) of the product of .0025 times (a) $2,000,000 minus (b) the average outstanding principal balance of the Revolving Loan for the 90 day period immediately prior to each such date.

                                   ARTICLE II
                                   CONDITIONS

    Notwithstanding the earlier execution of this Agreement, the Bank's obligation to make the Loans shall be subject to the performance by the Borrower prior to the Closing Date of all of its agreements to be performed under this Agreement and to the satisfaction of the following further conditions precedent:

    SECTION 2.1   DOCUMENTS.  The Bank shall have received all of the
                  ---------
following documents, each duly executed and dated the Closing Date, in form and substance satisfactory to the Bank and its counsel:

         (a) the Notes;

         (b) copies of the Certificate of Incorporation or other applicable charter documents of the Borrower and the Subsidiary certified in each case not more than 15 business days prior to the Closing Date by its respective chartering authority;

         (c) good standing certificates or their equivalent for the Borrower and the Subsidiary issued as of a recent date by the Secretary of State of the State of Missouri or by its respective chartering authority, if different;

         (d) copies certified by the Secretary or an Assistant Secretary of the Borrower of the bylaws of the Borrower;

         (e) copies certified by the Secretary or an Assistant Secretary of the Borrower of resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance, respectively, of this Agreement, the Notes, the Pledge Agreement and the other Loan Documents;

         (f) copies certified by the Secretary or an Assistant Secretary of the Borrower of all documents evidencing any necessary corporate action, consents and approvals of any federal or state governmental department, commission, board, regulatory authority or agency including, but not limited to, the FRS (and collectively with the foregoing, the "Governmental Agencies" or individually, a "Governmental Agency") with respect to this Agreement, the Notes, the Pledge Agreement or any other Loan Documents;

         (g) an incumbency certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Agreement, the Notes, the Pledge Agreement, any Disbursement request and the other Loan Documents (and the Bank may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

         (h) the opinion of counsel for the Borrower, substantially in the form of Exhibit E;

         (i) the Pledge Agreement; and

         (j) a certificate signed by the President or a Vice President of the Borrower certifying that the conditions specified in Article II have been satisfied.

    SECTION 2.2   OTHER CONDITIONS OF BORROWING.  Notwithstanding any other
                  -----------------------------
provision of this Agreement, the Bank shall not be required to make the Loans or any Disbursement:

         (a) if the Bank has not received either the original certificate(s) representing all of the securities constituting the Pledged Securities (as defined in the Pledge Agreement) accompanied by corresponding irrevocable stock power(s) executed in blank or a letter of direction acknowledged by Mercantile (hereinafter defined), ordering Mercantile to release such certificates to the Bank;

         (b) if, between the date of this Agreement and the Closing Date or the date of any Disbursement, there has occurred, in the Bank's reasonable discretion, a material adverse change in the financial condition or affairs of the Borrower or the Subsidiary;

         (c) if any Default has occurred or any event that, with the giving of notice or lapse of time, or both, would constitute a Default;

         (d) if any litigation or governmental proceeding has been instituted or threatened against the Borrower or Allegiant Bank or any of its respective directors, officers or shareholders which, in the Bank's reasonable discretion, will materially and adversely affect the financial condition or operations of the Borrower or the Subsidiary;

         (e) if all necessary or appropriate actions and proceedings shall not have been taken in connection with, or relating to the transactions contemplated by this Agreement, and all of the Loan Documents shall not have been completed and tendered for delivery, in substance and form satisfactory to the Bank; or

         (f) if the Bank shall not have received in substance and form reasonably satisfactory to the Bank, all certificates, affidavits, schedules, resolutions, opinions, notes, and/or other documents which are required by this Agreement, or which it may reasonably request.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    To induce the Bank to make the Loans provided for herein, the Borrower represents and warrants as of the date of this Agreement, the Closing Date and on the date of any Disbursement as set forth below:

    SECTION 3.1   CORPORATE ORGANIZATION.  (a) The Borrower: (i) is a bank
                  ----------------------
holding company duly organized and validly existing and in good standing under the laws of the State of Missouri; (ii) is duly qualified as a foreign corporation and in good standing in all states in which it is doing business, except where it is not required to qualify or where the failure to so qualify would not have a material adverse effect on it or its respective business; and (iii) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted. The Borrower has made payment of all franchise and similar taxes in the State of Missouri, and in all of the jurisdictions in which it is incorporated or qualified, so far as such taxes are due and payable at the date of this Agreement;

         (b) Allegiant Bank: (i) is a state-chartered commercial bank duly organized and validly existing and in good standing under the laws of the State of Missouri; (ii) is duly qualified and in good standing in all states in which it is doing business, except where it is not required to qualify or where the failure to so qualify would not have a material adverse effect on it or its respective business; (iii) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted; (iv) has its deposit accounts insured by the Federal Deposit Insurance Corporation (the "FDIC");

    SECTION 3.2   CAPITALIZATION OF THE BORROWER AND SUBSIDIARY.  All of the
                  ---------------------------------------------
capital stock of the Subsidiary has been duly authorized and validly issued, and is fully paid and nonassessable, and constitutes 100% of the issued and outstanding capital stock of the Subsidiary. None of such capital stock has been issued in violation of any shareholder's preemptive rights. Borrower owns all of the issued and outstanding capital stock of the Subsidiary subject only to the security interest granted by the Borrower to Mercantile Bank National Association ("Mercantile") pursuant to that certain Amended and Restated Term Loan Agreement, dated May 31, 1995, and as amended by that certain Modification and Extension Agreement dated November 26, 1996. There are no outstanding options, rights or warrants obligating the Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Subsidiary or obligating the Borrower or the Subsidiary to grant, extend or enter into any such agreement or commitment.

    SECTION 3.3   USE OF PROCEEDS.
                  ---------------

         (a) The proceeds of the Term Loan shall be used to repay a $10.4 million debt currently outstanding at Mercantile Bank, St. Louis, Missouri, and to redeem $3.25 million in outstanding subordinated debentures. The proceeds of the Revolving Loan shall be used for working capital.

         (b) The Borrower does not own any "margin security" as such term is defined in Regulation G of the FRB. The Borrower will not use any part of the proceeds of the Loans: (i) directly or indirectly to purchase or carry any security or reduce or retire any indebtedness originally incurred to purchase any such security within the meaning of Regulation G of the Board; or (ii) so as to involve the Borrower in a violation of Regulation T, U or X of the FRB.

         (c) The Borrower shall not use any proceeds from the Revolving Loan to pay any interest or principal due to the Bank under the Loans.

    SECTION 3.4   FINANCIAL STATEMENTS.  The Borrower has delivered to the
                  --------------------
Bank copies of financial statements of the Borrower and Allegiant Bank as of and for the year ending December 31, 1997, and as of and for the nine months ending September 30, 1998, audited in the case of the Borrower's year end financial statements by the Borrower's certified public accountants (the "Financial Statements"). The Financial Statements are true and correct, are in accordance with the respective books of account and records of the Borrower and Allegiant Bank, as the case may be, and have been prepared in accordance with generally accepted accounting principles ("GAAP"), or applicable banking rules and regulations, as the case may be, applied on a basis consistent with prior periods, and fairly and accurately present the financial condition of the Borrower and Allegiant Bank, respectively, and the respective assets and liabilities and results of operations of each as of such date. Since December 31, 1997, there has been no material adverse change in the financial condition, business, properties or operations of the Borrower or Allegiant Bank. The Financial Statements contain and reflect provisions for taxes, reserves and other liabilities of the Borrower and Allegiant Bank in accordance with GAAP or applicable banking rules and regulations, as the case may be. Neither the Borrower nor Allegiant Bank has any material debt, liability or obligation of any nature (whether accrued, contingent, absolute or otherwise) which is not provided for or disclosed in the Financial Statements.

    SECTION 3.5   TITLE TO PROPERTIES.
                  -------------------

         (a) The Borrower and the Subsidiary have good and marketable fee title to all real property, and good and marketable title to all other property and assets reflected in the latest balance sheet referred to in
Section 3.4 or purported to have been acquired by the Borrower or the Subsidiary subsequent to such date, except property and assets sold or otherwise disposed of subsequent to the date of such balance sheet in the ordinary course of business. All property and assets of any kind (real or personal, tangible or intangible) of the Borrower and the Subsidiary are free from any material liens, encumbrances or defects in title.

         (b) None of the assets or property the value of which is reflected in the latest balance sheet referred to in Section 3.4 is held by the Borrower or the Subsidiary as lessee under any lease, or as conditional vendee under any conditional sales contract or other title retention agreement. The Borrower and the Subsidiary enjoy peaceful and undisturbed possession under all of the leases under which they are operating, all of which permit the customary operations of the Borrower and the Subsidiary. None of such leases is in material default and no event has occurred which with the passage of time or the giving of notice, or both, would constitute a material default under any such lease.

    SECTION 3.6   LEGAL AND AUTHORIZED.  The borrowing of the principal
                  --------------------
amounts of the Loans, the execution and performance of this Agreement and the other Loan Documents and the compliance by the Borrower with all of the provisions of this Agreement and of the other Loan Documents are within the corporate powers of the Borrower. Each of this Agreement and the other Loan Documents has been duly authorized, executed and delivered and is the legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its respective terms.

    SECTION 3.7   NO DEFAULTS OR RESTRICTIONS.  Neither the execution and
                  ---------------------------
delivery of any of the Loan Documents nor compliance with their terms and conditions will conflict with or result in a material breach of, or constitute a material default under, any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, corporate charter, bylaw or any other agreement or instrument to which the Borrower or the Subsidiary is now a party or by which any of them or any of their respective properties is now bound or affected, or any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency binding on the Borrower or the Subsidiary, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or asset of the Borrower or the Subsidiary under the terms or provisions of any of the foregoing. Neither the Borrower nor the Subsidiary is in material default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing indebtedness of any kind or pursuant to which any such indebtedness is issued, or other agreement or instrument to which the Borrower or the Subsidiary is a party or by which the Borrower or the Subsidiary or their respective properties is now bound or affected.

    SECTION 3.8   GOVERNMENTAL CONSENT.  No governmental orders, permissions,
                  --------------------
consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with, or contemplation of, the execution and delivery of this Agreement or any of the other Loan Documents.

    SECTION 3.9   TAXES.  The Borrower and the Subsidiary have filed all
                  -----
United States income tax returns and all material state and municipal tax returns which are required to be filed, and have paid, or made provision for the payment of, all material taxes which have become due pursuant to any federal, state or municipal tax returns or pursuant to any assessment received by the Borrower or the Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The Borrower is unaware of any audit, assessment or other proposed action or inquiry of the Internal Revenue Service or any other taxing authority with respect to any tax liability of the Borrower or any of the Subsidiary.

    SECTION 3.10  COMPLIANCE WITH LAW.  The Borrower and the Subsidiary have
                  -------------------
complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure would not have a material adverse effect on the Borrower or the Subsidiary.

    SECTION 3.11  ERISA.  All employee benefit plans (as defined in Section
                  -----
3(3) of ERISA) established or maintained by the Borrower or the Subsidiary or to which either of them contributes, are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Closing) of the Internal Revenue Code of 1986, as amended (the "Code"), for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. For purposes of this Section, non-compliance with the Code and ERISA is material if such non-compliance would reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Borrower or the Subsidiary. No such employee benefit plan has, or as of the Closing will have unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which the Borrower or the Subsidiary would be liable to any Person (as defined below) under Title IV of ERISA if any such employee benefit plan were terminated as of the Closing, which liabilities would be material to the Borrower or the Subsidiary. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to the Borrower or the Subsidiary under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if the Borrower or the Subsidiary withdrew from any such plan as of the Closing.

    SECTION 3.12  NO MATERIAL ADVERSE CHANGE.  Since December 31, 1997,
                  --------------------------
neither the business, operations, properties nor assets of the Borrower or the Subsidiary have been materially and adversely affected in any way as the result of any act or event, including, but not limited to, fire, explosion, accident, act of God, strike, lockout, flood, drought, storm, earthquake, combination of workers or other labor disturbance, riot, activity of armed forces or of the public enemy, embargo, or nationalization, condemnation, requisition or taking of property, or cancellation or modification of contracts, by any domestic or foreign government or any instrumentality or agency thereof.

    SECTION 3.13  RESERVE FOR POSSIBLE LOAN AND LEASE LOSSES.  The reserve for
                  ------------------------------------------
possible loan and lease losses shown on the Consolidated Report of Income and Condition ("Call Report") of Allegiant Bank for the nine months ended September 30, 1998, is adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contains an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate based upon generally accepted safe and sound banking practices.

    SECTION 3.14  REGULATORY ENFORCEMENT ACTIONS.  Neither the Borrower nor
                  ------------------------------
any of its subsidiaries nor any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor to Borrower's knowledge, are any such restrictions threatened or agreements, memoranda or commitments being sought by any Governmental Agency.

    SECTION 3.15  HAZARDOUS MATERIALS.  Neither the Borrower nor any
                  -------------------
Responsible Subsidiary (as defined below) is in violation of any applicable statute, regulation, ordinance or policy of any governmental entity relating to the ecology, human health, safety or the environment and no Hazardous Material (as defined below) is located on any real property owned or leased by the Borrower or any of its Responsible Subsidiaries or has been discharged from or to, or penetrated into, any real property (or surface or subsurface rivers or streams crossing or adjoining any real property) owned or leased by the Borrower or any of its Responsible Subsidiaries or the aquifer underlying any real property owned or leased by Borrower or any of its Responsible Subsidiaries except where any of the foregoing would not reasonably be expected to have a material adverse effect on the Borrower or any of its Responsible Subsidiaries. "Hazardous Material" as used herein means any asbestos, polychlorinated byphenyls and petroleum products, solid wastes, urea formaldehyde, discharges of sewer or effluent, paint containing lead and any other hazardous or toxic material, substance or waste which is defined, determined or identified by those or similar terms or is regulated as such under any statute, law, ordinance, rule or regulation or by any local, state or federal authority (whether as the result of any judicial or administrative interpretation of any such statute, law, ordinance, rule or regulation or otherwise) including, but not limited to, any material, substance or waste which is a hazardous substance within the meaning of 33 U.S.C. Sec.1251 et seq., as amended, or 42 U.S.C. Sec.9601 et seq., as amended, or is a hazardous waste within the meaning of 42 U.S.C. Sec.6901 et seq., as amended. For purposes of this Section 3.15, "Responsible Subsidiary" shall mean, as to any Person: (a) any corporation more than 25% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Responsible Subsidiaries of such Person; (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Responsible Subsidiaries of such Person has more than a 25% equity interest at the time; or (c) any Person which is at the time controlled, directly or indirectly, through either (i) that Person being a borrower of the Borrower and the Borrower as that Person's lender, actually influencing or altering such Person's procedures, methods or actions relating to the use, handling, generation, transportation, storage, treatment or disposal of Hazardous Materials, or (ii) common directors, officers or employees, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes of this Agreement, "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

    SECTION 3.16  PENDING LITIGATION.  Except as set forth in Schedule 3.16,
                  ------------------
there are no actions, suits, proceedings or written agreements pending, or, to the best knowledge of the Borrower, threatened or proposed, against the Borrower or the Subsidiary, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign; and neither the Borrower nor the Subsidiary is in default with respect to any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign.

    SECTION 3.17  INVESTMENT COMPANY ACT.  Neither the Borrower nor the
                  ----------------------
Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

    SECTION 3.18  NO MISSTATEMENT OF MATERIAL FACT.  No information, exhibit,
                  --------------------------------
report or document furnished by the Borrower to the Bank in connection with the negotiation or execution of this Agreement or any of the other Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading, all as of the date when furnished to the Bank.

    SECTION 3.19  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The foregoing
                  ------------------------------------------
representations and warranties in this Article III shall survive the making of this Agreement, and execution and delivery of the Note and the Pledge Agreement, and shall be deemed to be continuing representations and warranties until such time as the Borrower has satisfied all of its obligations to the Bank, including, but not limited to the obligation to pay in full all principal, interest and other amounts in accordance with the terms of this Agreement or the Notes.

                                   ARTICLE IV
                                    COVENANTS

    SECTION 4.1   NEGATIVE COVENANTS.  The Borrower agrees that until the
                  ------------------
Borrower satisfies all of its obligations to the Bank, including, but not limited to, its obligations to pay in full all of the Borrower's Liabilities, the Borrower shall not itself, nor shall the Borrower cause, permit or allow Allegiant Bank to take any of the following actions, without the prior written consent of the Bank, which shall not be unreasonably withheld, delayed or conditioned by the Bank:

         (a) create, assume, incur, have outstanding, or in any manner become liable in respect of any indebtedness for borrowed money, except in the case of Borrower, secured indebtedness under Subsection 4.1(b)(vi), other indebtedness not otherwise permitted by this Section 4.1(a) in an amount not to exceed $250,000.00 in the aggregate at any one time outstanding, and, in the case of the Subsidiary, indebtedness incurred in the ordinary course of its respective business and in accordance with applicable laws and regulations and safe and sound business practices, provided, that for purposes of this Agreement, the phrase "indebtedness" shall mean and include:

             (i) all items arising from the borrowing of money, which according to GAAP now in effect, would be included in determining total liabilities as shown on a balance sheet;

             (ii) all indebtedness secured by any lien on property owned by the respective debtor whether or not such indebtedness shall have been assumed;

             (iii) all guarantees and similar contingent liabilities in respect to indebtedness of others; and

             (iv) all other interest-bearing obligations evidencing indebtedness in others;

         (b) create, assume, incur, suffer or permit to exist any mortgage, pledge, deed of trust, encumbrance (including the lien or retained security title of a conditional vendor) security interest, assignment, lien or charge of any kind or character upon or with respect to any of its properties whether owned at the date hereof or hereafter acquired, or assigned or otherwise convey any right to receive income excepting only:

             (i) liens for taxes, assessments or other governmental charges not yet due or payable;

             (ii) liens for taxes, assessments or other governmental charges already due, but the validity of which is being contested at the time in good faith in such a manner as not to make the property forfeitable;

             (iii) liens and charges incidental to current operations which are not due or delinquent;

             (iv) liens for workmen's compensation awards not due or delinquent;

             (v) pledges or deposits to secure obligations under workers' compensation laws or similar legislation;

             (vi) purchase money mortgages or other liens on real property including those incurred for the construction of a banking facility, and bank furniture and fixtures acquired or held in the ordinary course of business to secure the purchase price of such property or to secure the indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such mortgages or other liens, or mortgages or other liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, no such mortgage or other liens shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or lien being extended, renewed or replaced, and provided further, no such mortgage or lien shall exceed 75% of the price of acquisition, construction or improvement at the time of acquisition, construction or improvement, and provided further, that the aggregate principal amount of consolidated indebtedness at any one time outstanding and secured by mortgages, liens, conditional sale agreements and other security interests permitted by this clause (vi) shall not exceed 10% of the consolidated capital of the Borrower or the Subsidiary, as the case may be;

             (vii) liens existing on the date hereof as shown on the financial statements; and

             (viii) in the case of any Subsidiary, liens incurred in the ordinary course of its respective business and in accordance with applicable laws and regulations and safe and sound business practices;

         (c) dispose by sale, assignment, lease or otherwise property or assets now owned or hereafter acquired, outside the ordinary course of business in excess of 10% of its consolidated assets in any fiscal year;

         (d) merge into or consolidate with or into any other person, firm or corporation;

         (e) make any loans or advances whether secured or unsecured to any person, firm or corporation, other than loans or advances made by a Subsidiary in the ordinary course of its business and in accordance with applicable laws and regulations and safe and sound business practices;

         (f) engage in any business or activity not permitted by all applicable laws and regulations, including, but not limited to, the Bank Holding Company Act of 1956, the state banking laws of Missouri, the Federal Deposit Insurance Act and any regulations promulgated thereunder, where the engagement in such unpermitted business or act would reasonably be expected to have a material adverse effect on the Borrower or the Subsidiary;

         (g) make any loan or advance secured by five percent (5%) or more of the issued and outstanding capital stock of a bank or depository institution (except for loans made in the ordinary course of business), or acquire five percent (5%) or more of the issued and outstanding capital stock, assets or obligations of or any interest in another bank or depository institution;

         (h) directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on the capital stock of the Subsidiary;

         (i) sell, transfer, issue, reissue, exchange or grant any option with respect to any capital stock of the Subsidiary;

         (j) redeem any of its capital stock or the capital stock of any Subsidiary or declare a stock dividend or split or otherwise change its capital structure or the capital structure of the Subsidiary;

         (k) breach or fail to perform or observe any of the terms and conditions of the Notes, the Pledge Agreement or any other Loan Document;

         (l) engage in any unsafe or unsound banking practice having a materially adverse effect on the Borrower or the Subsidiary; or

         (m) violate any law or regulation, or any condition imposed by or undertaking provided to any Government Agency having a materially adverse effect on the Borrower or the Subsidiary.

    SECTION 4.2   AFFIRMATIVE COVENANTS.  The Borrower agrees that until the
                  ---------------------
Borrower satisfies all of its obligations to the Bank, including, but not limited to, its obligations to pay in full all principal, interest and other amounts due in accordance with the terms of the Agreement, the Notes and the Pledge Agreement, it shall:

         (a) furnish and deliver to the Bank:

             (i) as soon as practicable, and in no event later than forty-five (45) days after the end of each of the first three calendar quarterly periods of the Borrower and Allegiant Bank, a copy of: (1) the balance sheet, income statement, statements of changes in financial position and cash flow and any supporting schedules prepared in accordance with GAAP consistently applied and signed by the respective President and Chief Financial Officer of the Borrower and the Subsidiary; and (2) all financial statements, including, but not limited to, all Call Reports, filed with any state or federal bank regulatory authority;

             (ii) as soon as practicable, and in no event later than ninety (90) days after the end of each calendar year, a copy of: (1) the consolidated balance sheet as of the end of such year and of the consolidated income, changes in financial position and cash flow statements for the Borrower for such year audited by independent certified public accountants satisfactory to the Bank and accompanied by an unqualified opinion; and (2) all financial statements and reports, including, but not limited to, Call Reports and annual reports, filed annually by any Subsidiary with state or federal regulatory authorities;

             (iii) at the Bank's request, copies of the then current loan/asset watch list, the substandard loan/asset list, the nonperforming loan/asset list and other real estate owned list of the Subsidiary engaged in the banking business;

             (iv) immediately after receiving knowledge thereof, notice in writing of all charges, assessments, actions, suits and proceeding that are proposed or initiated by, or brought before, any court or governmental department, commission, board or other administrative agency, in connection with the Borrower or the Subsidiary, other than ordinary course of business litigation not involving the FRS, the FDIC or any other Government Agency, which, if adversely decided, would not have a material effect on the financial condition or operations of the Borrower or the Subsidiary; and

             (v) promptly after the occurrence thereof, notice of any other matter which has resulted in a materially adverse change in the financial condition or operations of the Borrower or the Subsidiary;

         (b) within forty-five (45) days after the end of each calendar quarter, deliver to the Bank a certificate signed by the President and the Chief Financial Officer of the Borrower, containing a computation of the then current financial ratios specified in Subsections 4.2(d) through (g) of this Agreement, and stating that no Default or unmatured Default has occurred or is continuing, or, if there is any such event, describing such event, the steps, if any, that are being taken to cure it, and the time within which such cure will occur;

         (c) maintain such capital as is necessary to cause Allegiant Bank to be classified as a "well capitalized" institution in accordance with the regulations of the FDIC;

         (d) maintain such capital as is necessary to meet the following regulatory ratios on a consolidated basis as measured on the basis of information filed by the Borrower in its periodic financial reports filed with the Securities and Exchange Commission (the "SEC") as follows:

             (i) Total Capital to Risk-Weighted Assets of not less than 8.0%;

             (ii) Tier 1 Capital to Risk-Weighted Assets of not less than 4.0%; and

             (iii) Tier 1 Capital to Average Total Assets of not less than 4.0% (for the purposes of this Subsection 4.2(d)(iii), the Average Total Assets shall be determined on the basis of information for the four most recently ended calendar quarters as reflected in the financial reports filed with the SEC);

         (e) on a consolidated basis, cause the ratio of its nonperforming loans to its primary capital to be not more than twenty percent (20%) at all times (for purposes of this Subsection 4.2(e), "primary capital" shall mean the sum of the common stock, surplus and retained earnings accounts plus the reserve for loan and lease losses, less goodwill, and "nonperforming loans" shall mean the sum of all non-accrual loans and loans on which any payment is ninety (90) or more days past due);

         (f) on a consolidated basis, cause the ratios of its loan and lease loss reserve to its total loans to be not less than one percent (1.0%) at all times;

         (g) on a consolidated basis, cause its Return on Assets, determined on the basis of information filed in its financial reports filed with the SEC, to be at least four tenths of one percent (0.40%) at the end of every calendar year;

         (h) promptly pay and discharge all material taxes, assessments and other governmental charges imposed upon the Borrower or the Subsidiary or upon the income, profits, or property of the Borrower or the Subsidiary and all material claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Borrower or the Subsidiary, provided, however, that neither the Borrower nor the Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof is being contested in good faith by appropriate proceedings, and reserves therefor are maintained on the books of the Borrower or the Subsidiary as are deemed reasonably adequate by the Bank;

         (i) maintain bonds and insurance with responsible and reputable insurance companies or associations in such amounts and covering such risk as is usually carried by owners of similar businesses and properties in the same general area in which the Borrower or any of its subsidiaries, respectively, operates, and such additional bonds and insurance as may be reasonably required by the Bank;

         (j) permit the Bank through its employees, attorneys, accountants or other agents, to inspect any of the properties, corporate books and financial books and records of the Borrower and the Subsidiary at such times and as often as the Bank reasonably may request; and

         (k) provide promptly to the Bank other information concerning the business, operations, financial condition and regulatory status of the Borrower and the Subsidiary as the Bank may from time to time reasonably request.

                                    ARTICLE 5
                                     DEFAULT

    SECTION 5.1   EVENTS OF DEFAULT.  The happening or occurrence of any of
                  -----------------
the following events or acts shall each constitute a Default hereunder, and any such Default shall also constitute a Default under both the Term Note and the Revolving Note (or any replacement or substitute note therefor), the Pledge Agreement and any other Loan Document, without right to notice or time to cure in favor of the Borrower except as indicated below:

         (a) if the Borrower fails to make any payment of principal or interest on either the Term Loan or the Revolving Loan or any other payment required under the terms of the Loan Documents when due and such payment remains unpaid for ten (10) days after the due date thereof;

         (b) if the Borrower shall fail to perform or observe, or cause or permit any Subsidiary to fail to perform or observe any covenants or obligations under this Agreement, other than those set forth in subsection
(a) above, and including, but not limited to, all affirmative and negative covenants set forth in Article 4 of this Agreement, or under any of the other Loan Documents, and the same remains uncured for thirty (30) days after any executive officer of the Borrower or the Subsidiary knows or should have known of such failure;

         (c) if any representation or warranty made in any of the Loan Documents shall be false when made or at the time of any extension of the term of this Agreement (it being agreed that the Bank shall be under no obligation to grant any such extension) or at the time of any Disbursement;

         (d) if the Borrower fails to perform or observe any covenant or agreement contained in any other agreement between the Borrower or the Subsidiary and the Bank, or if any condition contained in any agreement between the Borrower or the Subsidiary and the Bank is not fulfilled and such failure remains uncured for thirty (30) days after any executive officer of the Borrower or the Subsidiary knows or should have known of such failure;

         (e) if the FRS, the FDIC or other Governmental Agency charged with the regulation of the Borrower or the Subsidiary:

             (i) issues to the Borrower or the Subsidiary, or initiates any action, suit or proceeding to obtain against, impose on or require from the Borrower or the Subsidiary, a cease and desist order or similar regulatory order, the assessment of material civil monetary penalties, articles of agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter impair the payment of dividends by the Subsidiary or the payments of any debt by the Borrower, restrictions that make the payment of dividends by the Subsidiary or the payment of debt by the Borrower subject to prior regulatory approval, a notice or finding under Section 8(a) of the Federal Deposit Insurance Act or any similar enforcement action, measure or proceeding; or

             (ii) issues to any officer or director of the Borrower or the Subsidiary, or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order or suspension order or the assessment of material civil monetary penalties;

         (f) if the Subsidiary is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for the Subsidiary;

         (g) if the Borrower or the Subsidiary becomes insolvent or is unable to pay its debts as they mature; or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or suspends transaction of its usual business, or if a trustee of any substantial part of the assets of the Borrower or the Subsidiary is applied for or appointed, and if appointed in a proceeding brought against the Borrower or the Subsidiary, the Borrower or the Subsidiary, respectively, by any action or failure to act indicates its approval of, consent to or acquiescence in such appointment, or within thirty (30) days such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

         (h) if any proceedings involving the Borrower or the Subsidiary are commenced by or against the Borrower or the Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and if such proceedings are instituted against the Borrower or the Subsidiary, the Borrower or the Subsidiary, respectively, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within thirty (30) days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

         (i) if the Borrower or the Subsidiary continues to be in default in any payment of principal or interest for any other obligation, or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to, an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity.

    SECTION 5.2   REMEDIES OF THE BANK.  Upon the occurrence of a Default, the
                  --------------------
Bank shall have all rights and remedies provided by applicable law and, without limiting the generality of the foregoing, may, at its option, declare its commitments under the Loan Documents to be terminated hereunder and all the Term Notes and the Revolving Note shall thereupon be and become forthwith, immediately due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes or the Pledge Agreement or any other Loan Document to the contrary notwithstanding, and may also, without limitation, appropriate and apply toward the payment of the Notes any indebtedness of the Bank to the Borrower however created or arising, and may also, without limitation, exercise any and all rights in and to the collateral security referred to in Section 1.4 above and under the Pledge Agreement and any other collateral held by the Bank. There shall be no obligation to liquidate any such collateral in any order or with any priority or to exercise any remedy available to the Bank in any order.

                                   ARTICLE VI
                                  MISCELLANEOUS

    Section 6.1   WAIVER BY THE BANK.  No failure or delay on the part of the
                  ------------------
Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Time is of the essence in the performance of the covenants, agreements and obligations of the Borrower and the Bank.

    SECTION 6.2   ENTIRE AGREEMENT; MODIFICATION OF THE AGREEMENT.  This
                  -----------------------------------------------
Agreement constitutes the entire agreement between the parties and supersedes all prior agreements between the Bank and the Borrower with respect to the subject matter hereof. No amendment, modification, termination or waiver of any provision in this Agreement, the Pledge Agreement or the Notes, or consent to any departure by the Borrower therefrom, shall be effective except for the specific purpose for which given and only then if in writing and signed by the party intending to be bound. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

    SECTION 6.3   NOTICES.  All notices, requests, demands and other
                  -------
communications provided for hereunder shall be: (a) in writing; (b) made in one of the following manners; and (c) deemed given (i) if and when personally delivered, (ii) on the next business day if sent by nationally recognized overnight courier addressed to the appropriate party as set forth below or
(iii) on the fifth business day after being deposited in United States certified or registered mail, and addressed as follows:

         (a) If to the Borrower:

             Allegiant Bancorp, Inc.
             2122 Kratky Road
             St. Louis, Missouri 63114
             Attention:  Sandra L. Friedman

         (b) If to the Bank:

             LaSalle National Bank
             135 South LaSalle Street
             Chicago, Illinois 60603
             Attention:  Wayne Veselsky

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.

    SECTION 6.4   COUNTERPARTS.  This Agreement may be executed in any number
                  ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so constitute but one and the same instrument.

    SECTION 6.5   SUCCESSORS AND ASSIGNS.  This Agreement shall become
                  ----------------------
effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, provided, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank, which consent may be given or denied in the Bank's sole and absolute discretion.

    SECTION 6.6   GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                  -------------
HAVE BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOANS PROVIDED FOR HEREIN ARE TO BE FUNDED AND REPAID AT, AND THIS AGREEMENT IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS AND THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (a) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (b) WHERE ANY OTHER AGREEMENT IS EXECUTED OR DELIVERED; (c) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH AGREEMENT IS MADE OR REQUIRED TO BE MADE; (d) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH AGREEMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (e) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (f) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (g) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (h) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER RECOGNIZES THAT THE BANK'S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS, AND THAT THE BANK MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST THE BORROWER IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, THE BORROWER IRREVOCABLY: (i) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE LOANS OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE BANK'S OPTION; (ii) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (iii) WAIVES ANY OBJECTION WHICH THE BORROWER OR ALLEGIANT BANK MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT,

ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (iv) AGREES TO JOIN THE BANK IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE BANK. THE BORROWER WAIVES TRIAL BY JURY AND ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

    SECTION 6.7   SEVERABILITY.  Any provision of this Agreement which is
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

    SECTION 6.8   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All covenants,
                  ------------------------------------------
agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by or knowledge on the part of the Bank, be deemed material and relied on by the Bank and shall survive the making of this Agreement, and execution and delivery of the Notes and the Pledge Agreement, and shall be deemed to be continuing representations and warranties until such time as the Borrower has satisfied all of its obligations to the Bank, including, but not limited to, the obligation to pay in full all principal, interest and other amounts due in accordance with the terms of this Agreement and the Notes.

    SECTION 6.9   EXTENSIONS AND RENEWALS.  This Agreement shall govern the
                  -----------------------
terms of any extensions or renewals to the Notes, subject to any additional terms and conditions imposed by the Bank in connection with any such extension or renewal.

    SECTION 6.10  INTEREST RATE REGULATION.  The Borrower hereby represents
                  ------------------------
that the indebtedness evidenced hereby constitutes a loan made by the Bank to enable the Borrower to carry on a commercial enterprise for the purpose of investment or profit; and that such loan is a loan for business purposes under the intent and purview of 815 Ill. Comp. Stat. 205/4.

    SECTION 6.11  ACCOUNTING TERMS.  Any accounting term not specifically
                  ----------------
defined herein shall be construed in accordance with GAAP which are applied in the preparation of the financial statements referred to in Section 3.4, and all finan-cial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

    SECTION 6.12  PARTICIPATIONS.  The Bank reserves the right to sell
                  --------------
participations in the Loans or otherwise assign, transfer or hypothecate all or any part of the Loans along with the corresponding rights in the Loan Documents.

    SECTION 6.13  ADDITIONAL ACTIONS.  The Borrower agrees to do such further
                  ------------------
acts and things and to execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or deem advisable to carry into effect the purposes of this Agreement, the Notes, the Pledge Agreement or any agreement or instrument in connection herewith. Such further actions may include, but not be limited to, the filing of UCC-1 financing statements, in form satisfactory to the Bank and its counsel, with the Secretaries of State of the States of Missouri and Illinois in favor of the Bank with respect to the Pledged Security and any proceeds therefrom.

          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


ALLEGIANT BANCORP, INC.                 LASALLE NATIONAL BANK



By:    /s/ Sandra L. Friedman           By:    /s/ Wayne J. Yeselsky
      ----------------------------            -------------------------
Name:  Sandra L. Friedman               Name:  Wayne J. Yeselsky
      ----------------------------            -------------------------
Title: SVP and CFO                      Title: SVP
      ----------------------------            -------------------------

                                   EXHIBIT A

                                   TERM NOTE

$10,400,000                                               CHICAGO, ILLINOIS

                                                          NOVEMBER 12, 1998

      FOR VALUE RECEIVED, the undersigned, ALLEGIANT BANCORP, INC., a Missouri corporation with its principal place of business located at 2122 Kratky Road, St. Louis, Missouri 63114 (the "Borrower"), hereby promises to pay to the order of LaSalle National Bank, a national banking association with its main office located in Chicago, Illinois (the "Bank"), the principal sum of Ten Million Four Hundred Thousand United States Dollars ($10,400,000), or whatever lesser amount of principal remains unpaid and owing from time to time under the terms of this Term Note, payable as follows:

                  ON OR BEFORE                     AMOUNT
                  ------------                     ------
               October 1, 1999                   $   500,000
               October 1, 2000                   $   500,000
               October 1, 2001                   $ 1,000,000
              November 12, 2001                  $ 8,400,000

      This Term Note is referred to in, and was executed and delivered pursuant to, that certain Loan Agreement of even date herewith between the Borrower, and the Bank (as amended, restated, supplemented or modified from time to time, the "Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is to be repaid and for a statement of remedies upon the occurrence of a "Default" as defined therein. The Agreement is incorporated herein by reference in its entirety. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Agreement shall be used in this Term Note as defined in the Agreement.

      The unpaid principal balance plus all accrued but unpaid interest hereunder shall be due and payable on November 12, 2001, or such earlier date on which such amount shall become due and payable on account of acceleration by the Bank.

      The Borrower promises to pay to the Bank interest on the outstanding unpaid principal amount hereof from the date of disbursement until payment in full at the rates and payable at the times provided in the Agreement. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

      Upon the occurrence of any Default, the interest rate as provided in
Section 1.3(e) of the Agreement shall apply. Interest due hereunder may, at the Bank's option and subject to the terms of the Agreement, be charged to any account maintained by the Borrower with the Bank.

      It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in the Agreement or this Term Note, it is agreed that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under the Agreement or this Term Note or otherwise in connection with the Agreement or this Term Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Borrower by the Bank (or if such consideration shall have been paid in full, such excess refunded to the Borrower by the Bank). All sums paid, or agreed to be paid, to the Bank for the use, forbearance and detention of the indebtedness of the Borrower by the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform during the full term thereof.

      To the extent permitted by applicable law, the Borrower, for itself and its legal representatives, predecessors, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and further agrees that the Bank may release or surrender, exchange or substitute any real estate and/or personal property or other collateral security now held or which may hereafter be held as security for the payment of this Term Note, and may extend the time for payment or (with the consent of Borrower) otherwise modify the terms of payment for any part or the whole of the indebtedness evidenced hereby.

      The principal amount of this Term Note may be prepaid pursuant to certain optional prepayment provisions of the Agreement. Upon or at any time after the occurrence or existence of a Default, the Bank shall be entitled, at its option, to accelerate the then outstanding indebtedness hereunder and take such other action as provided for in the Agreement.

      THIS TERM NOTE HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOAN REFERENCED HEREIN IS TO BE FUNDED AND REPAID AT, AND THIS TERM NOTE IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS, AND THIS TERM NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (i) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (ii) WHERE ANY OTHER INSTRUMENT IS EXECUTED OR DELIVERED;
(iii) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH INSTRUMENT IS MADE OR REQUIRED TO BE MADE; (iv) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH INSTRUMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (v) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (vi) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR

DOMESTICATION OF ANY PARTY; (vii) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (viii) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER RECOGNIZES THAT THE BANK'S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS, AND THAT THE BANK MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST THE BORROWER IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, THE BORROWER IRREVOCABLY (a) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE TERM NOTE AND/OR THE LOAN EVIDENCED HEREBY MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE BANK'S OPTION; (b) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (c) WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (d) AGREES TO JOIN THE BANK IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE BANK. THE BORROWER WAIVES TRIAL BY JURY AND ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

      IN WITNESS WHEREOF, the Borrower has caused this Term Note to be duly executed as of the date first above written.

ATTEST:                                   ALLEGIANT BANCORP, INC.


By:    /s/ Sandra L. Friedman           By:    /s/ Wayne J. Yeselsky
      ----------------------------            -------------------------
Name:  Sandra L. Friedman               Name:  Wayne J. Yeselsky
      ----------------------------            -------------------------
Title: SVP and CFO                      Title: SVP
      ----------------------------            -------------------------

                                   EXHIBIT B

                                   TERM NOTE

$3,250,000                                                CHICAGO, ILLINOIS

                                                          NOVEMBER 12, 1998

      FOR VALUE RECEIVED, the undersigned, ALLEGIANT BANCORP, INC., a Missouri corporation with its principal place of business located at 2122 Kratky Road, St. Louis, Missouri 63114 (the "Borrower"), hereby promises to pay to the order of LaSalle National Bank, a national banking association with its main office located in Chicago, Illinois (the "Bank"), the principal sum of Three Million Two Hundred Fifty Thousand United States Dollars ($3,250,000), or whatever lesser amount of principal remains unpaid and owing from time to time under the terms of this Term Note, shall be due and payable on November 10, 2001.

      This Term Note is referred to in, and was executed and delivered pursuant to, that certain Loan Agreement of even date herewith between the Borrower, and the Bank (as amended, restated, supplemented or modified from time to time, the "Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is to be repaid and for a statement of remedies upon the occurrence of a "Default" as defined therein. The Agreement is incorporated herein by reference in its entirety. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Agreement shall be used in this Term Note as defined in the Agreement.

      The unpaid principal balance plus all accrued but unpaid interest hereunder shall be due and payable on November 10, 2001, or such earlier date on which such amount shall become due and payable on account of acceleration by the Bank.

      The Borrower promises to pay to the Bank interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates and payable at the times provided in the Agreement. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

      Upon the occurrence of any Default, the interest rate as provided in
Section 1.3(e) of the Agreement shall apply. Interest due hereunder may, at the Bank's option and subject to the terms of the Agreement, be charged to any account maintained by the Borrower with the Bank.

      It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in the Agreement or this Term Note, it is agreed that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under the Agreement or this Term Note or otherwise in connection with the Agreement or this Term Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Borrower by the Bank (or if such consideration shall have been paid in full, such excess refunded to the Borrower by the Bank). All sums paid, or agreed to be paid, to the Bank for the use, forbearance and detention of the indebtedness of the Borrower by the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform during the full term thereof.

      To the extent permitted by applicable law, the Borrower, for itself and its legal representatives, predecessors, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and further agrees that the Bank may release or surrender, exchange or substitute any real estate and/or personal property or other collateral security now held or which may hereafter be held as security for the payment of this Term Note, and may extend the time for payment or (with the consent of Borrower) otherwise modify the terms of payment for any part or the whole of the indebtedness evidenced hereby.

      The principal amount of this Term Note may be prepaid pursuant to certain optional prepayment provisions of the Agreement. Upon or at any time after the occurrence or existence of a Default, the Bank shall be entitled, at its option, to accelerate the then outstanding indebtedness hereunder and take such other action as provided for in the Agreement.

      THIS TERM NOTE HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND
SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOAN REFERENCED HEREIN IS TO BE FUNDED AND REPAID AT, AND THIS TERM NOTE IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS, AND THIS TERM NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (i)
ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (ii) WHERE ANY OTHER INSTRUMENT IS EXECUTED OR DELIVERED;
(iii) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH INSTRUMENT IS MADE OR REQUIRED TO BE MADE; (iv) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH INSTRUMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (v) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (vi) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (vii) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (viii) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER RECOGNIZES THAT THE BANK'S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS, AND THAT THE BANK MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST THE BORROWER IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR

COOK COUNTY, ILLINOIS; THEREFORE, THE BORROWER IRREVOCABLY (a) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE TERM NOTE AND/OR THE LOAN EVIDENCED HEREBY MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE BANK'S OPTION; (b) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (c) WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (d) AGREES TO JOIN THE BANK IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE BANK. THE BORROWER WAIVES TRIAL BY JURY AND ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

      IN WITNESS WHEREOF, the Borrower has caused this Term Note to be duly executed as of the date first above written.


ATTEST:                                   ALLEGIANT BANCORP, INC.


By:    /s/ Sandra L. Friedman           By:    /s/ Wayne J. Yeselsky
      ----------------------------            -------------------------
Name:  Sandra L. Friedman               Name:  Wayne J. Yeselsky
      ----------------------------            -------------------------
Title: SVP and CFO                      Title: SVP
      ----------------------------            -------------------------

                                   EXHIBIT C

                                REVOLVING NOTE


$2,000,000                                                CHICAGO, ILLINOIS

                                                          NOVEMBER 12, 1998


       FOR VALUE RECEIVED, the undersigned, ALLEGIANT BANCORP, INC., a Missouri corporation with its principal place of business located at 2122 Kratky Road, St. Louis, Missouri 63114 (the "Borrower"), hereby promises to pay to the order of LaSalle National Bank, a national banking association with its main office located in Chicago, Illinois (the "Bank"), the principal sum of Two Million United States Dollars ($2,000,000), or whatever lesser amount of principal remains unpaid and owing from time to time under the terms of this Revolving Note.

       This Revolving Note is referred to in, and was executed and delivered pursuant to, that certain Loan Agreement of even date herewith between the Borrower, and the Bank (as amended, restated, supplemented or modified from time to time, the "Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is to be repaid and for a statement of remedies upon the occurrence of a "Default" as defined therein. The Agreement is incorporated herein by reference in its entirety. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Agreement shall be used in this Revolving Note as defined in the Agreement.

       The Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Revolving Note, the amount endorsed by the Bank on the schedule attached to this Revolving Note shall be prima facie evidence of the unpaid principal balance of this Revolving Note.

       The unpaid principal balance plus all accrued but unpaid interest hereunder shall be due and payable on November 5, 1999, or such earlier date on which such amount shall become due and payable on account of acceleration by the Bank.

       The Borrower shall make all payments of principal due under the terms of this Revolving Note at the times, in the manner and in the amounts provided in the Agreement. The Borrower promises to pay to the Bank interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates and payable at the times provided in the Agreement. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

       Upon the occurrence of any Default, the interest rate as provided in
Section 1.3(e) of the Agreement shall apply. Interest due hereunder may, at the Bank's option and subject to the terms of the Agreement, be charged to any account maintained by the Borrower with the Bank.

       It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in the Agreement or this Revolving Note, it is agreed that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under the Agreement or this Revolving Note or otherwise in connection with the Agreement or this Revolving Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Borrower by the Bank (or if such consideration shall have been paid in full, such excess refunded to the Borrower by the Bank). All sums paid, or agreed to be paid, to the Bank for the use, forbearance and detention of the indebtedness of the Borrower by the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform during the full term thereof.

       To the extent permitted by applicable law, the Borrower, for itself and its legal representatives, predecessors, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and further agrees that the Bank may release or surrender, exchange or substitute any real estate and/or personal property or other collateral security now held or which may hereafter be held as security for the payment of this Revolving Note, and may extend the time for payment or (with the consent of Borrower) otherwise modify the terms of payment for any part or the whole of the indebtedness evidenced hereby.

       This Revolving Note may not be prepaid in whole or in part. Upon or at any time after the occurrence or existence of a Default, the Bank shall be entitled, at its option, to accelerate the then outstanding indebtedness hereunder and take such other action as provided for in the Agreement.

       THIS REVOLVING NOTE HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOAN REFERENCED HEREIN IS TO BE FUNDED AND REPAID AT, AND THIS REVOLVING NOTE IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS, AND THIS REVOLVING NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (i) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (ii) WHERE ANY OTHER INSTRUMENT IS EXECUTED OR DELIVERED; (iii) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH INSTRUMENT IS MADE OR REQUIRED TO BE MADE; (iv) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH INSTRUMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (v) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING;
(vi) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (vii) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (viii) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER RECOGNIZES THAT THE BANK'S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS, AND THAT THE BANK MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST THE BORROWER IN

ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, THE BORROWER IRREVOCABLY (a) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE REVOLVING NOTE AND/OR THE LOAN EVIDENCED HEREBY MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE BANK'S OPTION; (b) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (c) WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION
OR PROCEEDING IN EITHER SUCH COURT; AND (d) AGREES TO JOIN THE BANK IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE BANK. THE BORROWER WAIVES TRIAL BY JURY AND ANY OBJECTION TO JURISDICTION AND VENUE OF ANY
ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON
LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

       IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to beduly executed as of the date first above written.

ATTEST:                                   ALLEGIANT BANCORP, INC.


By:    /s/ Sandra L. Friedman           By:    /s/ Wayne J. Yeselsky
      ----------------------------            -------------------------
Name:  Sandra L. Friedman               Name:  Wayne J. Yeselsky
      ----------------------------            -------------------------
Title: SVP and CFO                      Title: SVP
      ----------------------------            -------------------------


                                       3